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                               GENERAL MILLS, INC.

                            GENERAL MILLS CORENOTESSM
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT


                                                              September 18, 2002



Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
4 World Financial Center  Floor 15
New York, New York  10080

Dear Sirs:

         General Mills, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchasing Agent") with respect to the issue and sale by the Company of its General Mills CoreNotesSM Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of February 1, 1996, as amended or modified from time to time (the "Indenture"), between the Company and U.S. Bank National Association (formerly First Trust of Illinois, National Association), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $750,000,000 aggregate initial offering price of Notes to or through the Purchasing Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Purchasing Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement specifies terms and conditions on which Notes may be sold by the Company (i) to the Purchasing Agent as principal for resale and (ii) directly to investors through the Purchasing Agent as an agent of the Company in soliciting offers for the purchase of Notes.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-75808) and pre-effective amendment no. 1 thereto for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such



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post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto relating to the offering of Notes (including the final prospectus supplement relating to the offering of Notes and the pricing supplement that sets forth the terms of a particular issue of Notes), in the form first furnished to the Purchasing Agent for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION 1. Appointment as Purchasing Agent.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Purchasing Agent pursuant to the terms of this Agreement. The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Purchasing Agent shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.



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         (c) Purchases as Principal. The Purchasing Agent shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between the Purchasing Agent and the Company for the Purchasing Agent to act as an agent for the Company, the Purchasing Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company. Accordingly, the Purchasing Agent may agree from time to time to purchase Notes from the Company as principal for resale to investors determined by such Purchasing Agent. Any purchase of Notes from the Company by the Purchasing Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon between the Purchasing Agent and the Company, the Purchasing Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. The Purchasing Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by the Purchasing Agent. The Purchasing Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. The Purchasing Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. The Purchasing Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Purchasing Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Purchasing Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Purchasing Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Company and the Purchasing Agent agree that any Notes purchased from the Company by the Purchasing Agent as principal shall be purchased, and any Notes the placement of which the Purchasing Agent arranges as an agent of the Company shall be placed by the Purchasing Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

         (a) The Company represents and warrants to the Purchasing Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent), as of the date of each delivery of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent) (the date of each such delivery to the Purchasing Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:



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                  (i) Due Incorporation, Good Standing and Due Qualification of
         the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and consummate the transactions contemplated hereby; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (ii) Due Incorporation, Good Standing and Due Qualification of Significant Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (iii) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the Purchasing Agent for use in connection with the offering of Notes are identical in





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         substance to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent required or permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (1) any Trustee's Statement of Eligibility on Form T-1 (the "Form T-1") or (2) statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Purchasing Agent expressly for use in the Registration Statement or the Prospectus.

                  (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) Independent Accountants. To the best of the Company's knowledge, the accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries, or such other entity, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects on the basis stated in the Registration Statement and the Prospectus the information shown therein; and any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the




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         Prospectus present fairly in all material respects on the basis stated
         therein the information shown therein, have been prepared in accordance with the Commission's rules with respect to pro forma financial statements and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect.

                  (viii) Authorization, etc. of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, executed, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes will be substantially in a form previously certified to the Purchasing Agent and contemplated by the Indenture; and the Notes will be entitled to the benefits of the Indenture.

                  (ix) Descriptions of the Indenture and the Notes. The Indenture and the Notes conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (x) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.



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                  (xi) Noncontravention. The execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, the consummation of the transactions contemplated hereby (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations hereunder and under the Indenture, the Notes and such other agreements or instruments have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries (a "Repayment Event") under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant
         Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

                  (xii) Absence of Labor Disputes. Except as set forth or contemplated in the Prospectus, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. Except as set forth or contemplated in the Prospectus, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the performance by the Company of its obligations under this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated hereby; and the aggregate of all such pending actions, suits and proceedings which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

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                  (xiv) No Filings, Regulatory Approvals etc. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement, the Indenture and the Notes or for the performance by the Company of the transactions contemplated hereby, except such as have been previously made, obtained or rendered, as applicable, and such as may be required under the blue sky laws of any jurisdiction in connection with the offer or purchase of Notes in the manner contemplated hereby.

                  (xv) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the ("1940 Act").

                  (xvi) Ratings. The General Mills CoreNotesSM under which the Notes are issued (the "Program") are rated Baa1 by Moody's Investors Service, Inc. and A- by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Purchasing Agent pursuant to Section 4(a) hereof.

                  (xvii) Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (b) Additional Certifications. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes to the Purchasing Agent as principal or through the Purchasing Agent as agent shall be deemed a representation and warranty by the Company to the Purchasing Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Notes purchased from the Company by the Purchasing Agent as principal shall be made in accordance with terms agreed upon between the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation (including facsimile or e-mail transmission) prepared by the Purchasing Agent). The Purchasing Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of the Purchasing Agent to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Purchasing Agent may engage the services of any broker or dealer in connection with the resale of the Notes purchased by it as principal or allow all or any portion of the discount received by it in connection with such purchases to any broker or dealer. At the time of each purchase of Notes

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from the Company by the Purchasing Agent as principal, the Purchasing Agent shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Purchasing Agent, the Purchasing Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus and pursuant to the Procedures (as hereinafter defined). The Purchasing Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes. All Notes sold through the Purchasing Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and the Purchasing Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through the Purchasing Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company and the Purchasing Agent, the Purchasing Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

         The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes as an agent of the Company, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of any such solicitation made by the Purchasing Agent, as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the Purchasing Agent and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Purchasing Agent and the Trustee. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Company, the Purchasing Agent and the Trustee. The Purchasing Agent and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company.

         The Company covenants and agrees with the Purchasing Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Purchasing Agent immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any other debt securities of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

         (b) Filing or Use of Amendments. The Company will give the Purchasing Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish to the Purchasing Agent copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be.

         (c) Delivery of the Registration Statement. The Company has furnished to the Purchasing Agent and to counsel for the Purchasing Agent, without charge, signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Purchasing Agent will be identical in substance to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent required or permitted by Regulation S-T.

         (d) Delivery of the Prospectus. The Company will deliver to the Purchasing Agent, without charge, as many copies of each preliminary prospectus as the Purchasing Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Purchasing Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as the Purchasing Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Purchasing Agent will be identical in substance to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent required or permitted by Regulation S-T.

         (e) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through the Purchasing Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Purchasing Agent. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act.

         (f) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Purchasing Agent or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Purchasing Agent to cease the solicitation of offers for the purchase of Notes in their capacity as agent and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Purchasing Agent, without charge, such number of copies of such amendment or supplement as the Purchasing Agent may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

         (g) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Purchasing Agent, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company for the preceding fiscal year, other than on a Form 10-K for such fiscal year, the Company shall furnish such information to the Purchasing

Agent, and shall cause the Prospectus to be amended or supplemented to include, or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion, of the independent accountants with respect thereto, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

         (i) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Restriction on Offers and Sales of Securities. Unless otherwise agreed upon between the Purchasing Agent and the Company, from the date of the agreement by the Purchasing Agent to purchase the related Notes from the Company to and including the Settlement Date with respect thereto, the Company will not, without the prior written consent of the Purchasing Agent, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company with terms substantially similar to the Notes (other than the Notes that are to be sold pursuant to such agreement).

         (l) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

         (m) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (f), (g) or (h) of this
Section 4 during any period from the time (i) the Purchasing Agent shall have suspended solicitation of offers for the purchase of Notes in its capacity as agent pursuant to a request from the Company and (ii) the Purchasing Agent shall not then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or the Purchasing Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5. Conditions of Purchasing Agent's Obligations.

         The obligations of the Purchasing Agent to purchase Notes from the Company as principal, the obligations of the Purchasing Agent to solicit offers for the purchase of Notes as an agent of the Company and the obligations of any purchasers of Notes sold through the Purchasing Agent as an agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

         (a) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Purchasing Agent.

         (b) Legal Opinions. On the date hereof, the Purchasing Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Purchasing Agent:

                      (1) Opinion of Counsel for the Company. The favorable
             opinion of the Company's General Counsel, to the effect set forth in Exhibit C hereto and to such further effect as the Purchasing Agent may reasonably request.

                      (2) Opinion of Counsel for the Purchasing Agent. The
             favorable opinion of Davis Polk & Wardwell, counsel for the Purchasing Agent, with respect to the matters set forth in 6, 7, 8 and the penultimate paragraph of Exhibit C hereto.

         (c) Officers' Certificate. On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, except as set forth or contemplated in the Prospectus, any Material Adverse Effect, and the Purchasing Agent shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) to the knowledge of such officers no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

         (d) Comfort Letter of KPMG LLP. On the date hereof, the Purchasing Agent shall have received a letter from KPMG LLP, dated as of the date hereof and in form and substance satisfactory to the Purchasing Agent, to the effect set forth in Exhibit D hereto.

         (e) Additional Documents. On the date hereof, counsel to the Purchasing Agent shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Purchasing Agent.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasing Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Purchasing Agent as Agent.

         Delivery of Notes sold through the Purchasing Agent as an agent of the Company shall be made by the Company to the Purchasing Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Purchasing Agent shall promptly notify the Company and deliver such Note to the Company and, if the Purchasing Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Purchasing Agent. If such failure has occurred for any reason other than default by the Purchasing Agent in the performance of its obligations hereunder, the Company will reimburse the Purchasing Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.

         The Company further covenants and agrees with the Purchasing Agent as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent), and each delivery of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Purchasing Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Registration Statement or the Prospectus, (ii) (if required in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal (iii) at such times as may reasonably be requested by the Purchasing Agent in the event of a material change in circumstances in respect of the Company or (iv) the Company sells Notes in a form not previously certified to the Purchasing Agent by the Company, the Company shall furnish or cause to be furnished to the Purchasing Agent, forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Purchasing Agent to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Purchasing Agent are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that, except as set forth or contemplated in the Prospectus, there has been no Material Adverse Effect since the date of the agreement by the Purchasing Agent to purchase Notes from the Company as principal).

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Registration Statement or the Prospectus, (ii) (if required in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal (iii) at such times as may reasonably be requested by the Purchasing Agent in the event of a material change in circumstances in respect of the Company or (iv) the Company sells Notes in a form not previously certified to the Purchasing Agent by the Company, the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and to counsel to the Purchasing Agent the written opinion of the Company's General Counsel, or other counsel satisfactory to the Purchasing Agent, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Purchasing Agent, of the same tenor as the opinion referred to in Section 5(b)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent shall furnish the Purchasing Agent with a letter substantially to the effect that the Purchasing Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes and other than by any report on Form 8-K filed by the Company pursuant to the 1934 Act that the Purchasing Agent agrees is not subject to the terms of this subsection) or (ii) (if required in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal, the Company shall cause KPMG LLP forthwith to furnish to the Purchasing Agent a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Purchasing Agent, of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION 8. Indemnification.

         (a) Indemnification of the Purchasing Agent. The Company agrees to indemnify and hold harmless the Purchasing Agent and each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel for the Purchasing Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

         provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Purchasing Agent (or to the benefit of any person controlling the Purchasing Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus which is required to be delivered pursuant to the 1933 Act and a factual determination has been made that a copy of the Prospectus (excluding documents incorporated by reference) had not been sent or delivered to such person at or prior to the written confirmation of the sale of such Notes to such person.

         (b) Indemnification of Company, Directors and Officers. The Purchasing Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.

         If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchasing Agent, on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Purchasing Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Purchasing Agent, on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by the Purchasing Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

         The relative fault of the Company, on the one hand, and the Purchasing Agent, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Purchasing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Purchasing Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, (i) the Purchasing Agent shall not be required to contribute any amount in excess of the amount by which the total discount or commission received by the Purchasing Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which the

Purchasing Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 9, each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Purchasing Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

         (b) The preparation, printing and delivery of this Agreement and the Indenture;

         (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

         (d) The fees and disbursements of the Company's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

         (e) The reasonable fees and disbursements of counsel to the Purchasing Agent incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and Notes;

         (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Purchasing Agent in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

         (i) Any advertising and other out-of-pocket expenses of the Purchasing Agent incurred with the approval of the Company.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any controlling person of the Purchasing Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION 12. Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by the Purchasing Agent to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or the Purchasing Agent, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The Purchasing Agent may terminate any agreement by the Purchasing Agent to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any Material Adverse Effect, except as set forth or contemplated in the Prospectus, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Purchasing Agent, impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any other debt securities of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program or any such debt securities, or (vi) there shall have come to the attention of the Purchasing Agent any facts that would cause the Purchasing Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Purchasing Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) the Purchasing Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  General Mills, Inc.
                  Number One General Mills Blvd.
                  Minneapolis, Minnesota  55440
                  Attention:  General Counsel
                  Telecopy No.:  (763) 764-3302

         With a copy to:

                  General Mills, Inc. Treasury Department
                  Number One General Mills Blvd.
                  Minneapolis, Minnesota  55440
                  Attention:  Treasurer
                  Telecopy No.:  (763) 764-7384

         If to the Purchasing Agent:

                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                  4 World Financial Center Floor 15
                  New York, New York  10080
                  Attention:  Transaction Management Group
                  Telecopy No.:  (212) 449-2234

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Purchasing Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the directors, officers, and controlling persons referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said directors, officers, and controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW.

         THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 16. Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Purchasing Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement between the Purchasing Agent and the Company in accordance with its terms.

                                   Very truly yours,

                                   GENERAL MILLS, INC.


                                   By: /s/ James A. Lawrence
                                       --------------------------------
                                   Name:  James A. Lawrence
                                   Title: Executive Vice President
                                          and Chief Financial Officer


CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: /s/ Scott Primrose
   ------------------------------
        Authorized Signatory

                                   SCHEDULE A

         The Company shall pay the Purchasing Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below.

                                                                   PERCENT OF
MATURITY RANGES                                                 PRINCIPAL AMOUNT

From 9 months to less than 2 years................................     0.2%

From 2 years to less than 3 years.................................     0.4

From 3 years to less than 4 years.................................     0.625

From 4 years to less than 5 years.................................     0.75

From 5 years to less than 6 years.................................     1.0

From 6 years to less than 7 years.................................     1.1

From 7 years to less than 8 years.................................     1.2

From 8 years to less than 9 years.................................     1.3

From 9 years to less than 10 years................................     1.4

From 10 years to less than 11 years...............................     1.5

From 11 years to less than 12 years...............................     1.6

From 12 years to less than 15 years...............................     1.75

From 15 years to less than 20 years...............................     2.0

From 20 years to 30 years.........................................     2.5

Greater than 30 years.............................................     *





------------------
* As agreed to by the Company and the Agent at the time of sale.




                                     Sch A-1

                                                                       EXHIBIT A

                                  PRICING TERMS

         Principal Amount: $___________

         Interest Rate:

         Interest Payment Dates:

         Redemption Dates:

         Optional Repayment Date(s):

         Survivor's Option:

         Original Issue Date:

         Stated Maturity Date:

         Authorized Denomination:

         Issue Price:

         Price to Public: ____%, plus accrued interest, if any, from ___________

         Settlement Date and Time:

         Additional/Other Terms:

         Purchasing Agent acting as [principal] [agent for the Company]

         Also, in connection with the purchase of Notes from the Company by the Purchasing Agent as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.

         Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

         Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

                                                                       EXHIBIT B



                               GENERAL MILLS, INC.

                          General Mills CoreNotes(SM)
                 Due Nine Months or More from the Date of Issue

                            Administrative Procedures


                               September 18, 2002

                                  -------------

         General Mills, Inc. (the "Company") is offering General Mills CoreNotes(SM) Due Nine Months or More from the Date of Issue (the "Notes") on a continuing basis. The Notes are being sold pursuant to a Distribution Agreement dated September 18, 2002 (as it may be supplemented or amended from time to time, the "Distribution Agreement"), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as purchasing agent (the "Purchasing Agent" or "Merrill Lynch"), to which these Administrative Procedures are attached as Exhibit B. The Distribution Agreement specifies terms and conditions on which the Notes may be sold by the Company to the Purchasing Agent as principal for resale, both (i) to customers of the Purchasing Agent and (ii) to selected broker-dealers (the "Selling Group") for distribution to their customers and directly to investors through the Purchasing Agent as an agent of the Company in soliciting offers for the purchase of Notes.

         The Notes will be unsecured and unsubordinated indebtedness of the Company. The offer and sale of the Notes have been registered with the Securities and Exchange Commission (the "SEC"). U.S. Bank National Association (the "Trustee") is the trustee under the indenture dated as of February 1, 1996, as amended or modified from time to time (the "Indenture"), pursuant to which the Notes are being issued.

         The Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. The terms of each Global Note will be determined as set forth below. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only under certain limited circumstances described in the Indenture.

         This document explains the administrative procedures applicable to the offering and issuance of the Notes. To the extent the procedures set forth below conflict with any of the provisions of the Notes, the Indenture, the Distribution Agreement or the Letter of Representations from the Company and the Trustee to DTC dated September 18, 2002 (the "Letter of Representations"), then the relevant provisions of the Notes, the Indenture, the Distribution Agreement and the Letter of Representations shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Distribution Agreement or the Indenture.

         Administrative responsibilities outlined below and record-keeping responsibilities will be performed by the Company's Treasury Department. The Company will advise the Purchasing Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

          ADMINISTRATIVE PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

         In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the Letter of Representations, the Medium-Term Note Certificate Agreement between the Trustee and DTC, dated June 22, 1994 (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

         These administrative procedures may be modified in compliance with DTC's then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:                   Each Note will have a maturity of nine months or more from the date of issue (the
                              "Stated Maturity Date"), as specified in the applicable Pricing Supplement (as defined in "Preparation of Pricing Supplement" below), unless the principal of the Note, or any installment of principal, becomes due and payable prior to the Stated Maturity Date.
                              This could happen by the declaration of acceleration of maturity, redemption at the option of the Company, or repayment at the option of the purchaser.  The applicable
                              Pricing Supplement will state whether the Notes have the Survivor's Option (as described in the Survivor's Option Rider to the forms of Note attached as Exhibits C and D to the
                              Officers' Certificate and Authentication Order with respect to the Notes of even date herewith (the "Officers' Certificate")) (the "Survivor's Option") or are otherwise subject to redemption or repayment prior to their Stated Maturity at the option of the
                              Company or the purchaser, respectively, and specify the date or dates (respectively, a
                              "Redemption Date" and "Repayment Date") on which such redemption or repayment may be made.

Issuance:                     All Notes having the same terms will be represented initially by a single Global Note.
                              Each Global Note will be dated and issued as of the date of its authentication by the
                              Trustee.  Each Global Note that relates to an interest-bearing Note will bear an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the settlement date for the Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a
                              Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent
                              Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification:               The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of
                              Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Notes.  The
                              Company will provide DTC and the Trustee with a list of such CUSIP numbers.  The Company will assign CUSIP numbers as described below under "Procedure for Rate Setting and
                              Posting."  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Notes.  The Trustee will notify the

                              Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Notes and the Company, if it deems necessary, will reserve additional CUSIP numbers for assignment to Notes and will provide the Trustee and DTC with the list of additional
                              CUSIP numbers so obtained.

Registration:                 Unless otherwise specified by DTC, each Global Note will be registered in the name of
                              CEDE & Co., as nominee for DTC, on the Security Register maintained under the
                              Indenture.  The beneficial owner of a Note (i.e., an owner of a beneficial interest in a
                              Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the
                              "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants.  The ownership interest of such beneficial owner in such Note will be recorded through the records of such
                              Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                    The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes Outstanding on such date that represent Notes having the same terms and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                              Interest Payment Date for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note.  Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid.  On the specified exchange date, the Trustee will exchange such
                              Global Notes for a single Global Note bearing the new CUSIP number.  The CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  Notwithstanding the foregoing, if the
                              Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global
                              Notes (see "Denominations" below).

Denominations:                Notes are subject to a minimum order of $1,000, and Global Notes will be issued in denominations of $1,000 or any amount in excess which is an integral multiple of
                              $1,000.  Global Notes will be denominated in principal amounts not in excess of
                              $500,000,000.  If one or more Notes having an aggregate principal amount in excess of
                              $500,000,000 would, but for the preceding sentence, be represented by a single Global
                              Note, then one Global Note will be issued to represent each $500,000,000 principal amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes.  In such a case, each of the
                              Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:                  Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued at 100% of principal amount.

Interest:                     General.  Each interest-bearing Note will bear interest from and including its date of issue or from and including the most recent Interest Payment Date as to which interest on such Note (or any Predecessor Security to such Note) has been paid or made available for payment at a fixed rate per annum, specified in the applicable Pricing Supplement, until the principal of the Note is paid or made available for payment. Each payment of interest on an interest-bearing Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity (as defined in "Payment of
                              Principal, Premium, if any, and Interest, if any").

                              Interest Payments. Interest on each interest-bearing Note will be payable either monthly, quarterly, semiannually or annually on each Interest Payment Date and at
                              Maturity or, if applicable, earlier redemption or repayment. Unless otherwise indicated
                              in the applicable Pricing Supplement, interest will be paid to the Person in whose name the Note is registered at the close of business on the first day of the calendar month in which the interest payment is to be made, whether or not a Business Day (the "Regular
                              Record Date"), except that interest, if any, due at Maturity will be paid to the Person to whom the principal of the Note is paid. The interest payment frequency for each Note will be set out in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Interest Payment Dates" for Notes with the stated
                              interest payment frequencies will be as follows:

                              Interest Payment        Interest Payment Dates
                              Frequency
                              Monthly:                Fifteenth day of each calendar month, beginning in the first calendar month following the month in which the Note was issued.
                              Quarterly:              Fifteenth day of every third month, beginning in the third calendar month following the month in which the Note was issued.
                              Semiannual:             Fifteenth day of every sixth month, beginning in the sixth calendar month following the month in which the Note was issued.
                              Annual:                 Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month in which the Note was issued.

Calculation of Interest:      Unless otherwise specified in the applicable Pricing Supplement, interest on each interest-bearing Note (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Business Day:                 Unless defined otherwise in the applicable Pricing Supplement, "Business Day" means each
                              Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Redemption/                   Unless otherwise specified in the applicable Pricing Supplement, all Notes are subject
Repayment:                    to the Survivor's Option but are not otherwise subject to redemption or repayment prior to their Stated Maturity.

Payments of Principal,        Payments of Interest Only.  Promptly after each Regular Record Date, the Trustee will
Premium, if any, and          deliver to the Company and DTC a written notice specifying by CUSIP number the amount of
Interest, if any:             interest to be paid on each interest-bearing Note on the following Interest Payment Date
                              (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each interest-bearing Note on such
                              Interest Payment Date by reference to the daily bond reports published by Standard &
                              Poor's. On such Interest Payment Date, the Company and the Trustee will make payments at the times and in the manner set forth below under "Manner of Payment." If any Interest
                              Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from the Interest Payment Date to that next succeeding Business Day.

                              Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The
                              Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments, if any, with respect to each Note on or about the fifth
                              Business Day preceding the Maturity of such Note. At Maturity, the Company and the
                              Trustee will make payments at the times and in the manner set forth below under "Manner of Payment." If the date of Maturity of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day. Promptly after payment to DTC of the principal, premium, if any, and interest, if any, due at
                              Maturity of a Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                              Manner of Payment. The total amount of principal, premium, if any, and interest, if any, due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the
                              Company to the Trustee in funds available for use by the Trustee on such date. The
                              Company will make such payment on such Global Notes by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company with the Trustee. The Company will confirm such instructions in writing to the Trustee.
                              For payments at Maturity: prior to 10:00 A.M., New York City time, on such date or as soon as possible thereafter, the Trustee will pay in U.S. dollars by separate wire transfer (using Fedwire message entry instructions in a form previously specified by
                              DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, and interest, if any, due on a Global Note on such date. For payments of interest other than at Maturity: the Trustee will pay DTC each payment of interest in U.S. dollars in same-day funds in accordance with existing arrangements between the Trustee and DTC.
                              Thereafter for all payments on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. The Company and the Trustee are responsible only for making payment to DTC and neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to its Participants of any amounts so paid.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate            The Company and the Purchasing Agent will discuss, from time to time, the terms for
Setting and Posting:          Notes that may be sold as a result of the solicitation of orders by the Purchasing
                              Agent. If the Company decides to set terms for any Notes in respect of which the
                              Purchasing Agent is to solicit orders (the setting of such terms to be referred to herein as "Posting") or if the Company decides to change the terms previously posted, it will promptly advise the Purchasing Agent by telephone (confirmed in writing or by electronic transmission) and/or by electronic transmission (including facsimile or
                              e-mail transmission) of the terms to be posted. The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will advise the Trustee and
                              Purchasing Agent of said assignment by telephone (confirmed in writing or by electronic transmission) and/or by electronic transmission (including facsimile or e-mail transmission). The Purchasing Agent will, in turn, include the assigned CUSIP number on all communications to Selling Group members.

Offering of Notes:            In the event that there is a Posting and the Purchasing Agent intends to act as principal with respect to the purchase of any Notes so Posted, the Purchasing Agent will communicate to Selling Group members the terms of each tranche of the Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the Selling Group members, will solicit offers to purchase the Notes accordingly.

Offers to Purchase            No later than 3:00 p.m. (New York City time) on the fourth day subsequent to the day on
Notes:                        which a Posting occurs, or if such fourth day is not a Business Day, on the preceding
                              Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a "Trade Date"), the Purchasing
                              Agent will (i) inform the Company that none of the Notes of a particular tranche that has been Posted will be purchased or (ii) communicate to the Company in writing
                              (including facsimile or e-mail transmission) or by telephone, confirmed in writing
                              (including facsimile or e-mail transmission), the following details of the terms of any offers to purchase Notes (the "Note Offer Information"):

                              1.       The amount of each tranche as to which offers to purchase are being made, and whether the Purchasing Agent is acting as principal or as agent with respect to those offers;
                              2.       The interest rate, if any, for each tranche;
                              3.       The frequency of interest payments, if any, and, if different from those set forth under "Interest" above, the Interest Payment Dates and Regular Record
                                       Dates for each tranche;
                              4.       The Settlement Date;
                              5.       The Stated Maturity for each tranche;
                              6.       The issue price for each tranche and, for any tranche of Notes that are discount Notes, the total amount of original issue discount, the yield to maturity, the short accrual period of original issue discount, the method to be used to determine yield for the short accrual period and any other appropriate terms related to original issue discount;

                              7.       The Purchasing Agent's commission for each tranche determined pursuant to the
                                       Distribution Agreement;
                              8.       The Trade Date;
                              9.       If any Note is redeemable by the Company prior to its Stated Maturity, such of the following as are applicable:
                                       (i)      The date or dates on and after which such Note may be redeemed (the
                                                "Redemption Commencement Date"),
                                       (ii)     The initial redemption price (% of par),
                                       (iii)    The amount (% of par) that the initial redemption price shall decline
                                                (but not below par) on each anniversary of the Redemption Commencement
                                                Date, if any;
                              10.      Whether the Notes of each tranche have the Survivor's Option or are otherwise subject to repayment prior to their Stated Maturity at the option of the
                                       Holder; and
                              11.      Any other terms of the various tranches of Notes.

Acceptance and                Upon receipt of an offer to purchase Notes as described in "Offers to Purchase Notes,"
Rejection of Offers:          the Company will be deemed to have accepted such offer or offers if it promptly informs the Purchasing Agent in writing (including facsimile or e-mail transmission) or by telephone confirmed in writing (including facsimile or e-mail transmission) that the offer or offers to purchase the Notes have been accepted, in whole or in part. If the
                              Purchasing Agent is acting as principal, the Purchasing Agent will thereafter promptly inform participating Selling Group members of the action taken by the Company.

                              If Notes are purchased by the Purchasing Agent as principal, the Company's acceptance, together with the Note Offer Information, shall constitute an agreement to purchase
                              Notes described in Section 3(a) of the Distribution Agreement on the terms set forth in the Note Offer Information.

                              The Purchasing Agent may reject offers to purchase Notes received by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted. The Company has the sole right to accept offers to purchase Notes, including offers made by the Purchasing Agent acting as principal, and may reject any offer in whole or in part.

Preparation of Pricing        In connection with the agreement to sell and purchase on a Trade Date, the Company will
Supplement:                   prepare a pricing supplement to the Prospectus as amended or supplemented reflecting the appropriate Note Offer Information for each tranche of Notes to be sold and purchased
                              (the "Pricing Supplement"). The Company (i) will timely electronically file such Pricing
                              Supplement with the SEC in accordance with the applicable paragraph of Rule 424 and (ii)
                              will, on or prior to the close of business on the Trade Date, or as soon as possible thereafter, deliver to the Purchasing Agent a copy of such Pricing Supplement in PDF form by e-mail to the following three addresses: (1) mtnsuppl@na2.us.ml.com, (2)
                              agenther@exchange.ml.com and (3) gkobes@exchange.ml.com.

                              The Purchasing Agent will cause such Pricing Supplement, together with a copy of the
                              Prospectus and Prospectus Supplement, to accompany each written confirmation of a sale sent to a purchaser of Notes or such purchaser's agent.

Settlement:                   The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute
                              "Settlement" with respect to such Notes.  All offers accepted by the Company will be settled generally within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, which shall be specified upon acceptance of such offer (the date of such
                              Settlement, the "Settlement Date").

Settlement Procedures:        Unless otherwise agreed by the Purchasing Agent and the Company in writing, Settlement
                              Procedures with regard to each Note sold by the Company to the Purchasing Agent, acting as principal, or through the Purchasing Agent, acting as agent for the Company, shall be as follows:

                              A.   The Company and the Purchasing Agent will complete the procedures described above under the headings "Offers to Purchase Notes" and "Acceptance and Rejection
                                   of Offers":
                              B.   The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (which may be confirmed in writing at any time on the same date) or by electronic transmission (including facsimile or e-mail transmission) of the Note
                                   Offer Information and the assigned CUSIP number.

                              C.   The Trustee will communicate to DTC and the Purchasing Agent through DTC's
                                   Participant Terminal System, a pending deposit message specifying the following
                                   Settlement information:

                                   1.    The Note Offer Information;

                                   2.    The numbers of the participant accounts maintained by DTC on behalf of the
                                         Trustee and the Purchasing Agent;

                                   3.    With respect to interest-bearing Notes, the initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) and, if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee);

                                   4.    The CUSIP number of the Global Note representing such Notes; and

                                   5.    Whether such Global Note represents any other Notes issued or to be issued
                                         (to the extent then known).

                              D.   DTC will credit such Note to the participant account of the Trustee maintained by
                                   DTC.

                              E.   The Trustee will complete, consistent with the Note Offer Information, and deliver a Global Note representing such Note in a form that has been authorized by the
                                   Company and approved by the Purchasing Agent and the Trustee (which forms shall, unless otherwise agreed in writing by the Company and the Purchasing Agent, be those attached as Exhibits C and D to the Officers' Certificate).

                              F.   The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                              G.   The Trustee will enter an SDFS deliver order through DTC's Participant Terminal
                                   System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the
                                   Issue Price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the
                                   Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the
                                   Certificate Agreement.

                              H.   The Purchasing Agent will enter an SDFS deliver order through DTC's Participant
                                   Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the
                                   Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                              I.   Transfers of funds in accordance with SDFS deliver orders described in Settlement
                                   Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              J.   The Trustee will credit to an account of the Company maintained at Wells Fargo Bank
                                   Minnesota, N.A.: ABA 091-000-019, funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G."

                              K.   The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                              L.   The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented (including, without limitation, the Pricing
                                   Supplement relating to such Note) must accompany or precede such confirmation.

                              M.   The Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the
                                   CUSIP number(s) assigned to, and a brief description of, any orders of which the
                                   Company has advised the Trustee but which have not yet been settled.

Settlement Procedures         Settlement Procedures "A" through "M" shall be completed as soon as possible but not
Timetable:                    later than the respective times (New York City time) set forth below:

                                Settlement
                                Procedure     Time
                                ---------     ----
                                    A         4:00 p.m. on the Trade Date.
                                    B         5:00 p.m. on the Trade Date.
                                    C         2:00 p.m. on the Business Day immediately preceding the Settlement Date.
                                    D         10:00 a.m. on the Settlement Date.
                                    E         12:00 p.m. on the Settlement Date.
                                    F         12:30 a.m. on the Settlement Date.
                                   G-H        2:00 p.m. on the Settlement Date.
                                    I         4:45 p.m. on the Settlement Date.
                                   J-L        5:00 p.m. on the Settlement Date.
                                    M         On the first Business Day of each month or at the request of the Company.

                              NOTES: The Prospectus as most recently amended or supplemented (including, without limitation, the Pricing Supplement relating to such Note) must accompany or precede any written confirmation given to the customer (Settlement Procedure "L").

                              Settlement Procedure "I" is subject to extension in accordance with any extension
                              Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

                              DTC will arrange for the pending deposit message to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related
                              Global Note in the appropriate daily bond report published by Standard & Poor's.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to
                              Settlement  Procedure "G," the Trustee may deliver to DTC, through  DTC's Participant
                              Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC.  DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited.  If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company.  The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global
                              Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the
                              CUSIP number of the surrendered Global Note.

                              If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Purchasing Agent may enter SDFS deliver orders through DTC's participant Terminal
                              System reversing the orders entered pursuant to Settlement Procedures "G" and "H,"
                              respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred in a transaction in which the Purchasing Agent was acting as agent for any reason other than default by the Purchasing Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Purchasing
                              Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E," for the authentication and issuance of a Global
                              Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

     Procedure for Term       If the Company decides to change terms with respect to Notes that have been Posted, the
               Changes:       Company will promptly advise the Purchasing Agent of the new terms by telephone
                              (confirmed in writing or by electronic transmission) and/or by electronic transmission
                              (including facsimile or e-mail transmission) of the terms to be posted, which will forthwith suspend solicitation of purchases of Notes at the prior terms. The Purchasing
                              Agent may telephone the Company with recommendations as to the changed terms.

          Suspension of       Subject to the Company's representations, warranties and covenants contained in the
Solicitation; Amendment       Distribution Agreement, the Company's Treasury Department may instruct the Purchasing
         or Supplement:       Agent to suspend solicitation of purchases at any time. Upon receipt of such instructions, the Purchasing Agent will forthwith suspend solicitation until such time as the Company's Treasury Department has advised it that solicitation of purchases may be resumed as provided in the Distribution Agreement. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than any amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), it will take the actions required by the Distribution Agreement. In the event that at the time the
                              Purchasing Agent suspends solicitation of purchases there shall be any orders for
                              Settlement outstanding, the Company will, consistent with its obligations under the
                              Distribution Agreement, promptly advise the Purchasing Agent whether such orders may be settled

                              and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Trustee Reports:              On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Notes outstanding as of the immediately preceding Business Day.

                                                                       EXHIBIT C


                      FORM OF OPINION OF COMPANY'S COUNSEL
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)


         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into the Distribution Agreement and consummate the transactions contemplated in the Distribution Agreement.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (4) The Company's authorized equity capitalization is as set forth in the Prospectus.

         (5) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (6) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

         (7) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

         (8) The Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to the Distribution Agreement and, when issued, executed, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes, in the forms certified on the date hereof, are in the form contemplated by the Indenture; and the Notes are entitled to the benefits of the Indenture.

         (9) The Indenture and the Notes, in the forms certified on the date hereof, conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

         (10) The information in the Prospectus under "Description of Debt Securities We May Offer", "Description of the Notes" and "Certain United States Federal Income Tax Considerations" and the information in the Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (11) The execution, delivery and performance of the Distribution Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated thereby, the consummation of the transactions contemplated in the Distribution Agreement (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations under the Distribution Agreement and under the Indenture, the Notes and such other agreements or instruments have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

         (12) To the best of my knowledge, except as set forth or contemplated in the Prospectus, there is not pending or threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party or to which the assets, properties or operations of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material

Adverse Effect or could reasonably be expected to materially and adversely affect the performance by the Company of its obligations under the Distribution Agreement, the Indenture or the Notes or the consummation of the transactions contemplated by the Distribution Agreement.

         (13) To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (14) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (15) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (16) The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial data included therein or omitted therefrom and the Form T-1, as to which I express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (17) The documents incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (18) The Indenture has been duly qualified under the 1939 Act.

         (19) The Company is not, and upon the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

         (20) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of the Distribution Agreement, the Indenture and the Notes or for the performance by the Company of the transactions contemplated in the Distribution Agreement, except such as have been previously made, obtained or rendered, as applicable, and such as may be required under the blue sky laws of any jurisdiction in connection with the offer or purchase of Notes in the manner contemplated by the Distribution Agreement.




                                      C-3

         Nothing has come to my attention that would lead me to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1, as to which I make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of any agreement of the Purchasing Agent to purchase Notes from the Company as principal, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering my opinion, I may rely (A) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) as to matters involving the application of the laws of any jurisdiction other than the State of Delaware or the Federal Laws of the United States, upon the opinion of other counsel of good standing whom I believe to be reliable (which opinion shall be dated and furnished to the Purchasing Agent on the date hereof, shall be satisfactory in form and substance to counsel for the Purchasing Agent and shall expressly state that the Purchasing Agent may rely on such opinion as if it were addressed to them), provided that I state in my opinion that I believe that the Purchasing Agent are justified in relying upon such opinion.

                                                                       EXHIBIT D


                       FORM OF ACCOUNTANT'S COMFORT LETTER
                            PURSUANT TO SECTION 5(d)

         1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC).

         2. In our opinion, the consolidated balance sheets of the Company as of May 26, 2002 and May 27, 2001, and the related consolidated statements of earnings, cash flows and stockholders' equity for each of the years in the three-year period ended May 26, 2002, and related financial statement schedule all audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

         3. We have not audited any financial statements of the Company as of any date or for any period subsequent to May 26, 2002; although we have conducted an audit for the year ended May 26, 2002, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of May 26, 2002, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets of the Company as of August 26, 2001 and August 27, 2000, November 25, 2001 and November 26, 2000, and February 24, 2002 and February 25, 2001, the unaudited condensed consolidated statements of earnings for the 13-week periods ended August 26, 2001 and August 27, 2000 the 13-week periods and 26-week periods ended November 25, 2001 and November 26, 2000, and the 13-week and 39-week periods ended February 24, 2002 and February 25, 2001 and the unaudited condensed consolidated statements of cash flows for the 13-week periods ended August 26, 2001 and August 27, 2000, the 26-week periods ended November 25, 2001 and November 26, 2000 and the 39-week periods ended February 24, 2002 and February 25, 2001 included in the Company's quarterly reports on Form 10-Q for the fiscal quarters ended August 26, 2001, November 25, 2001 and February 24, 2002, respectively, all of which are incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or period subsequent to May 26, 2002.

         4. For purposes of this letter we have read the fiscal 2002 and 2003 minutes of meetings of the stockholders, board of directors and committees of the Company as set forth in the minute books as of September 16, 2002, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except that the [INSERT DATE] minutes of the board of directors, finance committee, audit committee, and compensation committee meetings have not yet been prepared by the Company); we have carried out other procedures to September 16, 2002 as follows (our work did not extend to the period from September 17, 2002 to September 18, 2002, inclusive):

              a. With respect to the 13-week periods ended August 26, 2001 and August 27, 2000 and the 13-week and 26-week periods ended November 25, 2001 and November 26, 2000, and the 13-week and 39-week periods ended February 24, 2002 and February 25, 2001 we have:

                  (i) Performed the procedures specified by the American
                      Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial statements, described in 3, incorporated by reference in the Registration Statement.

                  (ii)Inquired of certain officials of the Company who have
                      responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.



                  b. With respect to the 13 week-periods ended August 25, 2002 and August 26,  2001 we have:

                     (i) Read the unaudited condensed consolidated balance sheet as of August 25, 2002 and the unaudited consolidated statements of earnings for the 13-week periods ended August 25, 2002 and August 26, 2001, furnished to us by the Company, and included in the Company's Current Report on Form 8-K filed on September 18, 2002, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 25, 2002 were available.

                     (ii) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial information, described in b(i), incorporated by reference in the Registration Statement.

                     (iii) Inquired of certain officials of the Company who
                           have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial information referred to in b(i) is stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

              The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

         5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

              a. Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a for them to be in conformity with accounting principles generally accepted in the United States of America.

              b. The unaudited consolidated condensed financial statements described in 4a do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

              c. The unaudited consolidated condensed financial information referred to in 4b(i) were not stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference on the Registration Statement.

         6. As mentioned in 4b, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to August 25, 2002, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after August 25, 2002 have, of necessity been more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether:

              (a) At September 16, 2002, there was any change in preferred or common stock, increase in long-term debt, or any decreases in consolidated net current assets or stockholders' equity of the Company as compared with amounts shown on the August 25, 2002, unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or

              (b) For the period from August 25, 2002 to September 16, 2002, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net earnings.

              On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur, except officials of the Company have advised us that:

              [ ] As of September 16, 2002, as compared with the corresponding amounts shown on the August 25, 2002 balance sheet, there have been changes in common stock for the issuance of common stock pursuant to employee and directors stock option plans and employee stock purchase plans, the purchase of treasury stock, and other transactions involving put and call options.

              [ ] For the period from August 25, 2002 to September 16, 2002, as compared with the corresponding period in the preceding year, Company officials are unable to make any representation concerning decreases in total or per share amounts of net earnings due to the unavailability of consolidated financial statements for any period subsequent to August 25, 2002.

         7. In our opinion, the combined balance sheets of Pillsbury as of June 30, 2001 and 2000, and the related combined statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended June 30, 2001, all audited by us and incorporated by reference in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

         8. We have not audited any financial statements of Pillsbury as of any date or for any period subsequent to June 30, 2001; although we have conducted an audit for the year ended June 30, 2001, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the combined financial statements as of June 30, 2001, and for the year then ended, but not on the combined financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed combined balance sheets of Pillsbury as of September 30, 2001 and 2000 and the unaudited condensed combined statements of operations and cash flows for the three month periods ended September 30, 2001 and 2000, included in the Company's Current Report on Form 8-K/A filed on January 29, 2002, all of which are incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to June 30, 2001.

         9. For purposes of this letter we have read the fiscal 2002 minutes of meetings of the stockholders, board of directors and committees of Pillsbury as set forth in the minute books as of October 31, 2001, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to September 16, 2002 as follows (our work did not extend to the period from September 17, 2002 to September 18, 2002, inclusive):

              a. With respect to the three-month periods ended September 30, 2001 and 2000, we have:

                  (i) Performed the procedures specified by the American
                      Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial statements, described in 8, incorporated by reference in the Registration Statement.

                  (ii)Inquired of certain officials of the Company who have
                      responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

              The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

         10. Nothing came to our attention as a result of the foregoing procedures described in 9 above, however, that caused us to believe that:

              (a) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 8, for them to be in conformity with accounting principles generally accepted in the United States of America.

              (b) The unaudited consolidated condensed financial statements described in 8 do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

         11.  At your request, we have:

              a. Read the unaudited pro forma condensed combined balance sheet as of August 26, 2001, the unaudited pro forma condensed combined statement of operations for the 13-week period ended August 26, 2001, and the unaudited pro forma condensed combined statement of operations for the year ended May 27, 2001 included in the Company's Current Report on Form 8-K/A filed on January 11, 2002 and incorporated by reference in the Registration Statement.

              b. Read the unaudited pro forma condensed combined statement of operations for the 26-week period ended November 25, 2001, included in the Company's Current Report on Form 8-K/A filed on January 29, 2002 and incorporated by reference in the Registration Statement.

              c. Inquired of certain officials of the Company who have responsibility for financial and accounting matters about:

                  (i) The basis for their determination of the pro forma
                      adjustments, and

                  (ii)Whether the unaudited pro forma condensed combined
                      financial statements referred to in (a) and (b) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

              d. Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements.

              The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of the foregoing procedures for your purposes.

         12. Nothing came to our attention as a result of the procedures specified in 11, however, that caused us to believe that the unaudited pro forma condensed combined financial statements referred to in 11(a) and (b) incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma condensed combined financial statements, other matters might have come to our attention that would have been reported to you.

         13. For purposes of this letter, we have also read the items identified by you in the attached extracts from the annual report on Form 10-K for the year ended May 26, 2002, the quarterly reports of Form 10-Q for the quarters ended August 26, 2001 and November 25, 2001, the prospectus and the prospectus supplement, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below.

              For the purpose of reporting our findings in the following symbols, the term "accounting records" means those records, which officials of the Company represented to us were developed from various sources, including the books of original entry, that are subject to the internal control structure of the Company's accounting systems.

              A. Compared the dollar amount or percentage with the corresponding dollar amount or percentage set forth in or derived from the Company's audited consolidated financial statements or notes thereto, which are incorporated by reference in the Registration Statement, for the period indicated and found them to be in agreement.

              B. Compared the dollar amount or percentage with the corresponding dollar amount or percentage set forth in or derived from the Company's audited consolidated financial statements or notes thereto for the period indicated and found them to be in agreement.

              C. Compared the dollar amount or percentage with the corresponding dollar amount or percentage set forth in or derived from the Company's unaudited consolidated financial statements or notes thereto which are incorporated by reference in the Registration Statement, for the period indicated and found them to be in agreement. Note that as a result of the issuance of EITF 01-9 "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products" and the Company's adoption of this accounting rule, certain coupon and trade promotion expenses were reclassified from selling, general and administrative expense to a reduction of net sales. The unaudited quarterly financial information in the Company's 2002 Annual Report and the unaudited condensed consolidated financial information referred to in 4b(i), incorporated by reference in the Registration Statement, reflect these reclassifications.

              D. Compared the dollar amount or percentage with the corresponding dollar amount or percentage set forth in or derived from the accounting records of the Company and found them to be in agreement.

              For purposes of the procedures enumerated above, in those instances in which the compared amounts, percentages, or ratios were in agreement except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement.

              We make no comment as to the appropriateness or completeness of the Company's explanation of the causes of the increases or decreases discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations.

         14. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that the information included or incorporated by reference in the Registration Statement and the prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) does not conform in all material respects with the applicable disclosure requirements of Regulation S-K.

         15. Our audits of the respective consolidated and combined financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated and combined financial statements of the Company and Pillsbury, respectively, taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

         16. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts, percentages, ratios or number of shares referred to above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.